UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 13, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Agreements with Holders of Certain Warrants

On June 13, 2017 (the “Issuance Date”), Uni-Pixel, Inc. (the “Company”) entered into certain Warrant Exchange Agreements, each with holders of certain warrants originally issued on January 20, 2017 (the “Original Warrant”), pursuant to which each holder separately agreed to exchange its Original Warrant for (1) a new warrant exercisable for 100% of the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) underlying the respective Original Warrant at an exercise price of $1.30 per share, which shall become exercisable beginning on July 20, 2017 and remain exercisable for 5 years from such date (the “1.30 Exchange Warrant”) and (2) a new warrant exercisable for approximately 507.5% of the number of shares of Common Stock underlying the respective Original Warrant at an exercise price of $0.351633 per share, of which 100% of the warrant shares shall initially be exercisable from the Issuance Date until 20 business days thereafter (the “First Period”), then such amount of exercisable warrant shares shall be decreased to 60% for the period that is 21 business days after the Issuance Date until 45 business days after the Issuance Date (the “Second Period”), followed by a further decrease such that only 40% of the warrant shares shall be exercisable for a period that is 46 business days after the Issuance Date until 60 business days after the Issuance Date (the “Third Period”) and after such time that is 60 business days after the Issuance Date no warrant shares shall be exercisable (the “Expiration Date”) (the “$0.35 Exchange Warrant” and together with the $1.30 Exchange Warrant, the “New Warrants”). Furthermore, the Company, at its sole discretion, has the right to extend the First Period and the Second Period up until the Expiration Date but may not extend the Third Period.

Prior to the Issuance Date, as of June 13, 2017, the Company had 64,512,442 shares of issued and outstanding Common Stock.

The Original Warrants were issued with an exercise price of $1.50 per share but such exercise price would reset on July 20, 2017 to $1.26 per share if the exchange was not occurring whereas the $1.30 Warrants in part replacing the Original Warrants have a fixed exercise price of $1.30 per share. With the exchanges, the Company is hopeful that the holders of the Original Warrant will exercise the $0.35 Exchange Warrant during the 60 business day time period beginning on the Issuance Date available to exercise such warrants before such warrants expire.

The above description is qualified in its entirety by reference to the form of new warrant and the forms of warrant exchange agreements, attached as Exhibits 4.1, 4.2 and 10.1 to this current report and incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described above have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. Each issuance of securities described in Item 1.01 was made by the Company in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, for securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1 4.2 10.1	Form of $1.30 Exchange Warrant Form of $0.35 Exchange Warrant Form of Warrant Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2017	By:	/s/ Christine Russell
	Name:	Christine Russell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1 4.2 10.1	Form of $1.30 Exchange Warrant Form of $0.35 Exchange Warrant Form of Warrant Exchange Agreement